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                                                                     EXHIBIT 5.1


                      [HAYNES AND BOONE, LLP LETTERHEAD]



March 10, 1997




Integrated Security Systems, Inc.
8200 Springwood Drive, Suite 230
Irving, Texas  75063

Gentlemen:

We have acted as counsel to Integrated Security Systems, Inc., a Delaware corporation (the "Company"), in connection with the preparation of (i) Amendment No. 2 to the Registration Statement on Form SB-2, registration number 333-5023 ("Amendment No. 2"), and (ii) and Post-Effective Amendment No. 2 to the Registration Statement on Form SB-2, registration number 33-59870-FW ("Post-Effective Amendment No. 2"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. Such registration statements are collectively referred to as the "Registration Statements."

Amendment No. 2 relates to the registration of 5,052,678 shares of Common Stock, par value $.01 per share (the "Common Stock") of the Company, and Post-Effective Amendment No. 2 relates to the registration of 3,654,000 shares of Common Stock. All such shares of Common Stock are collectively referred to as the "Shares."

As described in the Amendment No. 2 and Post-Effective Amendment No. 2, certain of the Shares are currently outstanding, other Shares will be issued upon the exercise of outstanding warrants and options to purchase Common Stock, and other Shares will be issued upon the conversion of outstanding shares of the Company's convertible preferred stock.

For the purposes of the opinions below, we have assumed that the Shares to be issued upon exercise of the warrants and options referred to in the Registration Statements, and the Shares to be issued upon conversion of the convertible preferred stock referred to in the Registration Statements, will be issued in accordance with the terms of such warrants, options, and preferred stock.

In connection with the preparation of the Registration Statements, we have examined (i) the Certificate of Incorporation and the Bylaws of the Company;
(ii) minutes and records of the corporate proceedings of the Company with respect to issuance of the Shares; (iii) the Registration Statements and any and all exhibits thereto; and (iv) such other documents as we have deemed necessary for the expression of the opinions contained herein.
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Integrated Security Systems, Inc.
March 10, 1997
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In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of the Certificate of Incorporation, Bylaws, minutes and resolutions and other documents we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers and directors of the Company, and certificates of governmental officials, without independent check or verification of their accuracy.

Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that (i) the currently outstanding Shares are duly authorized, fully paid and nonassessable, and (ii) upon the issuance of the Shares which will be issued upon exercise of the warrants and options referred to in the Registration Statements, and the conversion of the convertible preferred stock referred to in the Registration Statements, such Shares will be duly authorized, fully paid, and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statements and to the reference to our firm under the caption "Legal Opinion" in the Prospectus forming part of such Registration Statements, and any amendment thereto.

                                        Very truly yours,


                                        /s/ HAYNES AND BOONE L.L.P
                                        -----------------------------
                                        HAYNES AND BOONE, L.L.P.